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                                                                Exhibit 12.1



 -- Computation of Ratio of Earnings to Fixed Charges

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




                                                                                                                   RBX
                                                                                                                Corporation
                                                                     RBX Group, Inc.                     --------------------------
                                                                     ---------------                       Eight    |    Four
                                                                                                           months   |    months
                                                                                                           ended    |    ended
                                                                 Year ended December 31,                 August 27, | December 31,
                                                          -------------------------------------------    ---------- | -------------
                                                                                                                    |
                                                                                                                    |
                                                               1997       1998        1999       2000      2001     |     2001
                                                               ----       ----        ----       ----      ----     |     ----
                                                                                         (in thousands)
                                                                                                                    |
Income (loss) before income taxes, extraordinary items                                                              |
     and changes in accounting principles ..............    $(15,369)  $(137,755)  $(11,933)  $(56,692)   $16,223   |   $(8,805)
Fixed charges ..........................................      22,810      28,075     28,266     27,732      2,241   |     1,788
Less: preference security dividend .....................        (876)       (903)      (932)      (900)         -   |         -
                                                            --------  ----------  ---------  ---------    -------   |   -------
Earnings ...............................................      (6,565)   (110,583)    15,401    (29,860)    18,464   |     7,017
                                                           =========  ==========  =========  =========    =======   |   =======
                                                                                                                    |
Interest expense, including                                                                                         |
    amortization of deferred                                                                                        |
    financing costs ...................................       20,872      26,038     26,361     25,943     1,689    |     1,559
One-third of rent expense .............................        1,062       1,134        973        889       552    |       229
Preference security dividend ..........................          876         903        932        900         -    |         -
                                                           ---------  ----------  ---------  ---------  --------    |   -------
Fixed charges .........................................       22,810      28,075     28,266     27,732     2,241    |     1,788
                                                           =========  ==========  =========  =========  ========    |   =======
                                                                                                                    |
Ratio of earnings to fixed charges.....................            -           -          -          -       8.2    |         -
                                                           =========  ==========  =========  =========  ========    |   =======
                                                                                                                    |
Deficiency of earnings over fixed                                                                                   |
    charges ...........................................    $  16,245  $  138,658 $  12,865   $  57,592  $      -    |   $ 8,805
                                                           =========  ========== =========   =========  ========    |   =======
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